                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 13, 1996



                       JONES CABLE INCOME FUND 1-C, LTD.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)



     Colorado                       0-15714               84-1010419
     --------                       -------               ----------
(State of Organization)       (Commission File No.)     (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309           (303) 792-3111
- ---------------------------------------------           --------------
(Address of principal executive office and Zip Code     (Registrant's
                                                         telephone no.
                                                     including area code)


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Item 5. Other Events
        ------------

        On September 13, 1996, Jones Cable Income Fund 1-B/C Venture, a
Colorado general partnership (the "Venture"), entered into an Asset Purchase Agreement providing for the sale by the Venture to Tele-Vue Systems, Inc., an affiliate of Tele-Communications, Inc., of substantially all of the assets, property and business of the Venture relating to the cable television systems serving subscribers in the cities of Broomfield and Brighton, Colorado, the town of Lochbuie, Colorado and Adams, Boulder and Weld Counties, Colorado (the "Systems") for a sales price of $35,000,000, subject to customary closing adjustments. A requisite condition to the closing of this transaction is that the sale of the Systems occur on or prior to January 27, 1997. There can be no assurance that all closing conditions will be met by that date because closing of the sale is subject to the receipt of the consent of the governmental franchising authorities and other regulatory authorities having jurisdiction. Jones Cable Income Fund 1-C, Ltd. and Jones Cable Income Fund 1-B, Ltd., both Colorado limited partnerships, are the partners in the Venture, owning a 60 percent and a 40 percent interest, respectively. The Systems currently serve approximately 18,500 basic subscribers.

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Item 7. Financial Statements and Exhibits
        ---------------------------------

     c. Exhibits.
        ---------

        2.1 Asset Purchase Agreement dated September 13, 1996 between Jones Cable Income Fund 1-B/C Venture and Tele-Vue Systems, Inc.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JONES CABLE INCOME
                              FUND 1-C, LTD.
                              By    Jones Intercable, Inc.,
                                    General Partner


Dated:  September 26, 1996          By:  /s/ Elizabeth M. Steele
                                         -----------------------
                                         Elizabeth M. Steele
                                         Vice President and Secretary

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